Exhibit 10.22

Lease Agreement

Lessor (hereinafter referred to as Party A): Shenyang Shida Logistics Co., Ltd.

Contact address:

Legal representative: Bai Jinan

Contact person:Yue Jun

Contact number:

Lessee (hereinafter referred to as Party B): Leaping Media Group Co., Ltd.

Address:

Legal representative: Wang Di

Contact person: Wang Di

Contact number:

According to the "Contract Law of the People's Republic of China" and relevant laws and regulations, Party A and Party B shall, in accordance with the principle of equality, voluntariness, fairness and good faith, conclude this contract on the lease of Party A by Party B by consensus.

Definition

Unless otherwise stated, the following terms have the following meanings when used in this contract and in the Annex:

1.1 This contract: This contract between Party A and Party B includes the main text of this contract, all attachments and any written supplemental agreement between the parties from time to time to amend this contract.

1.2 Shenyang Changqing New Life Plaza Project: A real estate project developed and built by Shenyang Shida Logistics Co., Ltd. in Shenyang.

1.3 Leased property: It shall be directed to the rental area provided by Party B according to the contract (subject to the “Land Plan of Lease Property” in Annex 1 of this contract) and related venues and equipment.

1.4 Lease area: refers to the construction area of the leased property. The mezzanine area formed by the engraving hall step and the projection room is not included.

1.5 Contracted Delivery Date: The specific date agreed by Party A to Party B to deliver the leased property as agreed in this contract or agreed in a separate agreement between Party A and Party B.

1.6 Actual Delivery Date: The actual delivery date of the leased property confirmed in this contract or other written documents signed by both parties shall be the date on which the parties sign the written delivery documents.

1.7 Renting Date: From the date of renting, Party A begins to collect the rental fee from Party B. The renting date is scheduled to start on April 1, 2019.

1.8 Opening Date: Party A will deliver the leased property to Party B in accordance with the provisions of this contract. After Party B repairs and renovates the leased property according to the needs of commercial operation, the leased property is used as the commercial facility for business and operation.

1.9 First-phase rental fee: The rental fee payable for the first payment period from the date of renting.

1.10 Payment Period: Each 3 month is a payment period in each rental year.

1.11 Lease year: refers to the period of 12 months from the date of renting.

1.12 Operating Company: means the holding company established by Party B in the leased property and actually operating and renting the leased property and carrying out specific business operations with the consent of Party A. At that time, the relevant party shall sign the agreement on the change of the contractual entity, but Party B shall ensure that the operating company will perform the contract in accordance with the contract. If the operating company has any liability for breach of contract in the performance of the contract, Party B will assume joint and several liability;If Party B change the entity,the operating company will assume joint and several liability for the part of the contract that has been executed before the agreement takes effect.

1.13 Performance Deposit: refers to the amount of money that is paid by Party B to Party A in accordance with Contract. The deposit serves only as a guarantee for Party B to fully and effectively perform this contractual obligation.

1.14 Property management company: The company designated or entrusted by Party A (or the owner) to be responsible for the property management of the project, which is subject to the actual property management agreement signed by Party A (or the owner).

1.15 Public utility fee: refers to the fees levied by relevant government departments or public institutions for providing public goods, water supply, gas, heating, communication and other public goods or services, including but not limited to electricity, water, gas, heating, communication fees, etc.

1.16 Working days: refers to any date other than the statutory holidays prescribed by Saturday and Sunday and the State Council, subject to the restrictions imposed by the State Council on the adjustment of working days and non-working days before and after the holidays.

Location and scope of leased property, leased area, and leased use

2.1 The leased property is located in Shenyang City. (lease the specific location of the property, the floor plan is detailed in the annex )

2.2 The area of rent is:5025.68 m2

2.3 Party B leases the leased property for commercial operation of the film business, including the operation of film screenings and related activities, as well as cinema sales (popcorn, small food, beverages, etc.) and film derivatives (including film discs) , music CDs, books, toys, games, postcards, decorations, etc. Party B’s operating projects are subject to the limitations set forth in business license of Party B* (the concurrent area must not exceed 10% of the rented area, and the concurrent area is limited to the lobby area, The business category needs to communicate with Party A in advance and obtain written approval from Party A.)", the operating brand is: Leaping International Cinema. Party B guarantees that during the lease term, it will not change the lease use or business brand stipulated in these Terms without the written consent of Party A and the approval of the relevant competent authorities, and will not be able to violate the methods, requirements and purposes specified in this contract.

2.4 When signing this contract, Party B shall submit to Party A a copy of its legally valid business license, brand registration/authorization business certificate, etc. If the local operating company is established, it shall be handled in time after the establishment of the operating company, and copies of documents, food business licenses / catering service licenses (if any), health permits (if any), fire safety acceptance, and environmental assessment report documents.

2.5 Party A shall submit a copy of the legal and valid business license to Party B before signing this contract, and provide the qualification documents such as the title certificate of the leased area.

Lease Term

3.1 The lease term is fifteen years, starting from April 1, 2019 to March 31, 2034. The lease term is hereinafter referred to as "lease term".

3.2 Decoration period: The decoration period is included in the lease term from April 1, 2019 to August 31, 2019. During the decoration period, Party B shall pay energy costs such as water, electricity and gas as well as construction management fees (the cost standard shall be subject to the property management agreement) Party B shall be after this decoration period no longer enjoy any right to reduce or exempt rent. Party B confirms and agrees that the five-month decoration period provided by Party A is subject to the condition that Party B does not breach the contract during the performance of this contract. If the contract is terminated due to Party B's fault, or if Party A unilaterally terminates the contract due to Party B's breach of contract, Party B shall not enjoy the above-mentioned five-month decoration period, and Party B shall, in accordance with the first-year lease fee standard stipulated in this contract, pay the rental fee for the period.

3.3 For renewal of the lease, Party B shall submit a request for renewal to Party A prior to the last 12 months before the contract expires. If Party A agrees to renew upon Party B's request, both parties shall re-sign the contract for the renewal of the lease conditions.

3.4 Six month before the expiration of the lease term, before the parties re-sign the lease contract for the renewal of the lease, Party A has the right to negotiate with any other party or the public about the lease of the leased property after the expiration of the lease term, including but not limited to Leading the potential tenant to enter the leased property during the non-business hours of the leased property as a commercial house for on-the-spot inspection. Party A shall fully cooperate with Party B without affecting the normal business of Party B.

Delivery and opening of leased properties

4.1 Delivery time: April 1, 2019.

4.2 The leased property is delivered as it is, and Party B shall carry out the demolition and reconstruction on its own. If it is necessary to renovate the main structure of the building, it shall be approved by Party A and obtain relevant government documents before it can be reconstructed.

4.3 Party B shall, in accordance with the time, place and procedure stipulated by Party A's “Notice on the Delivery and Use of Leasing Properties” (Annex 4), send personnel to work with Party A to complete the delivery procedures. After the acceptance of the experience, the “Confirmation of Merchants’ House Acceptance” will be signed. (Annex 6) . The date of signing of the confirmation is the date on which the leased property is officially delivered (actual delivery date). Party B shall fully inspect the house before signing this contract and accepting the house. After the house is accepted and delivered, it shall be deemed to be the recognition of the current situation of the house. After the check-in, the house may not refuse to pay the rent or request on the grounds that the house has defects in quality compensation.

4.4 Pursuant to the engineering delivery standards and requirements for the leased property (see Annex 5 for details), any project related to the leased property beyond the standard and requirements shall be responsible for the construction and bear the corresponding expenses and responsibilities.

4.5 Advance delivery: Party A may deliver the leased property in advance, upon agreement between Party A and Party B.

4.6 Party B shall provide a complete construction plan and renovation plan before entering the construction site. After obtaining the written approval of Party A, it may enter the construction site; after completion of the acceptance, the complete set of reconstruction drawings shall be kept in the custody of Party A.

4.7 Party B's opening date is: September 1, 2019. All the opening formalities issued by the government should be provided as a copy to Party A for the opening of the business. If any change is made on the opening date, it must be confirmed by both parties.

Performance Bond

5.1 Performance bond

5.1.1 Within 7 days after the signing of the contract, Party B shall pay Party A ¥405, 000.0 yuan as the performance bond (when the guaranteed rental fee standard is adjusted, the performance bond shall be adjusted accordingly). Party B shall pay Party A by bank transfer. Party A shall issue the corresponding receipt within 7 days after receiving the full performance bond.

5.1. 2 Performance bond is a guarantee for Party B to fully and effectively perform its contractual obligations. The amount of the deposit is the total amount of the three-month guaranteed rental fee that Party B should pay to Party A. The deposit is not subject to interest.

5.1.3 Under the contract that does not affect other rights of Party A , Party A shall return the performance bond to Party B within 10 working days after Party B meets the conditions at the same time deducting the fees which Party B failing to perform or violate. After the amount of payment, compensation or compensation required by the contract, the balance of the performance bond (if any) shall be returned to Party B. If the performance bond is insufficient to compensate for Party B’s non-compliance or violation of the conditions stipulated in this contract, the difference shall be partially replenished by Party B.

(1) Party B has returned the leased property to Party A in accordance with the contract;

(2) Party B shall return the leased property to the status of the contracted house approved by both parties, and Party A shall complete the acceptance;

(3) Party B has no unlawful, unresolved violations, breach of contract and unpaid liquidated damages.

If the contract is terminated or terminated in advance due to reasons attributable to Party B, the performance bond will not be refunded.

5.1.4 Party B guarantees that the goods or services it sells are in compliance with all the laws, regulations, rules and policies of the country where China and the rental housing are located. Party B shall be fully responsible for the goods sold (including the services provided, the same below), or the disputes with third parties, and the quality of any goods or services shall be borne by Party B. If Party B is implicated or lost in reputation or economy due to Party B's violation of relevant laws, Party B shall compensate Party A for all losses suffered by Party A. If Party B violates the provisions of this Article, Party A shall be subject to administrative penalties, civil compensation or any other form of loss. Party B shall bear and compensate Party A for all losses; Party B shall have the right to comply with Party A’s liability for overdue compensation. Party B shall bear the corresponding liabilities for the calculation of liquidated damages and the liability for breach of contract (the period of liquidated damages and breach of contract shall be the date from the occurrence of the breach of contract to the date of completion of the rectification). In the event of termination of this contract, if Party B has not or has not fully assumed its liability, Party A shall have the right to deduct the amount corresponding to the loss or damage of Party A's uncompensated part of the performance bond. If the performance bond is insufficient to pay the aforesaid amount, Party A has the right to continue to recover the insufficient amount from Party B.

Rental Fees and Payment Methods

6.1 The lease fee mentioned in this contract includes: the guarantee rental fee, the property management fee, and the apportionment of public facilities. Excludes: Party B's separate energy fee.

The guaranteed rental fee is calculated and paid as follows:

Guaranteed Rental Fee Standard: The standard of the contractual rental fee for this contract is:

From April 1, 2019 to November 30, 2019, the guaranteed rental fee is ¥405,000;

from December 1, 2019 to March 31, 2027, the annual guaranteed lease The fee is ¥1,620,000;

from April 1, 2027 to March 31, 2034, the annual guarantee rental fee is ¥1,866,000.

Party A may split the guaranteed rental fee into rent and property fees:

The total rent at the end of this contract is ¥16,500,750. The total tax excluding rent is ¥15,715,000 , VAT tax ¥785, 750 yuan:

The first rent is calculated until November 30, 2019, for a total of ¥253,350 :

From December 1, 2019 to March 31, 2027, the daily rent standard is ¥0.82/day/square meter, and the monthly rent is ¥84,450.Yuan;

From April 1st, 2027 to March 31st, 2034, the daily rent standard is ¥1. 02/day/square meter, and the monthly rent is ¥104,950 Yuan.

Property management fee standard:

From September 1, 2019 to March 31, 2034, the unit property fee is ¥15, 0/square meter/month, and the monthly property management fee is ¥50,550. The property management fee is three months, and the property management fee for each period is ¥151, 650. The first phase of property management fees was paid from September 1, 2019 to November 30,2019 is ¥151,650.

If Party B needs to temporarily increase business hours outside the normal business hours of the project, Party A and Party B shall jointly negotiate with the property company to determine the additional property fee standard that Party B needs to increase.

The monthly rent and monthly property management fees mentioned above are all tax-included.

6.1 Annual net box office is divided into income standards:

Party B shall also be required to pay the annual net box office share income to Party A according to the percentage of annual net box office income:(Annual net box office income = annual box office receipts - National Film Special Fund - Tax and Tax Attachment).

National Film Industry Development Special Fund = Annual Box Office*5% (tentative ratio, final proportion is subject to national and industry regulations) Taxes and surcharges are subject to national and industry regulations. The annual net box office revenue sharing standards are as follows:

From April 1, 2019 to March 31, 2027, the annual net box office share income is 18% of the net box office income for the lease year.

From April 1, 2027 to March 31, 2034, the annual net box office share income is 20 % of the net box office revenue for the lease year.

6.2 Deposit rental fee: 3 months for each period. Except for the first-phase guarantee rental fee, the subsequent lease fees shall be paid to Party A for the next phase of the lease payment before the twenty (20) day of the last month of the previous cycle. Party B shall pay Party A the above-mentioned first-guarantee rental fee within seven days of signing the lease contract.

6.3 Party B shall pay the guaranteed rental fee to the following bank account provided by Party A or other account designated by Party A in writing. The date on which Party B's guaranteed rental fee reaches Party A's designated bank account is the date on which Party B actually pays the guaranteed lease fee.

Party B shall pay the property management fee to Party A or the property management company designated by Party A in accordance with the property management contract signed by Party A or the property management company designated by Party A at the same time as the lease fee for each period.

6.4 Party A shall, within 7 working days from the date of receiving the guaranteed rental fee paid by Party B, issue a special value-added tax invoice to Party B within 7 working days.

6.5 Annual net box office share income: For each lease year, Party B shall pay Party A the guaranteed lease fee in accordance with the payment method stipulated in this contract. When Party B's annual net box office share of the lease exceeds the lease annual rental fee, Party B shall provide Party A with the net box office income for the lease year within 30 days from the end of a lease year, and pay the lump sum net box office for one year. Divided into the difference between the proceeds and the guaranteed rental fee. The net box office of the last lease cycle is divided into income (not a full lease year based on the actual box office income already generated). Party B shall provide Party A with the net box office of the lease year within 7 days from the expiration of the lease contract or the early termination. Income and payment of net box office share income. If the amount of annual net box office income provided by Party B to Party A is different from the actual net box office income amount, Party B shall pay Party A the liquidated damages by 2 times of the difference.

6.6 During the performance of this contract, if Party B fails to pay in full any of the first-phase guaranteed rental fees (including the first-phase guaranteed rental fee) or other expenses, including but not limited to public utilities fees, property management fees, etc., Party B shall pay Party A the equivalent of 0.5% of the liquidated damages per overdue day. If Party B fails to pay the lease fee or other expenses for ten days without justified reasons, Party A has the right to terminate the energy supply of water, electricity, gas and other energy without any liability to Party B. If Party B fails to pay the lease fee or other fees payable for 30 days without proper reasons, Party A shall have the right to unilaterally terminate the contract, recover the leased house, and not refund the performance bond paid by Party B and not to Party B. To assume any responsibility, and Party B shall also bear the corresponding liability for breach of contract in accordance with the relevant provisions of this contract.

Public utility expenses

7.1 Party B shall pay for the energy expenses such as water and electricity charges actually incurred by Party B for its use of the leased site. The specific payment method and payment standard shall be subject to the “Property Service Contract” signed by Party B and the property management company designated or entrusted by Party A; other public Business expenses (including but not limited to air-conditioning usage fees, heating costs, gas, network, etc.) shall be paid by Party B in accordance with relevant government fees and normal wear and tear. In regards to the matter of installation of independent metering, the parties will supplement the agreement on the installation of the independent meter. If the independent meter cannot be installed due to technical conditions or the actual use of the leased property, Party B shall accept the reasonable apportionment method proposed by Party A and bear the relevant expenses.

7.2 Party B shall use the readings or apportioned readings in accordance with the public utility fees recorded by the independent meter, and pay the public utility fees incurred by the use of the leased property and the use of Party B in accordance with the payment standards and normal losses prescribed by the government departments. Other expenses related to public utility fees.

7.3 If Party B uses the public utility expenses incurred in the leased property, Party B shall pay the public utility management department according to the prescribed time limit according to the regulations of the public utilities management department and the technical conditions. If the two parties agree that the public utility fee shall be collected by Party A or its designated management company, Party B shall sign a public utility fee payment and prepayment agreement with Party A's designated property management company within 7 days after signing this contract. The expenses for public utilities such as water, electricity and heating shall be paid by the property management company designated by Party A to the government. After each payment is completed, Party B shall make up the pre-existing expenses, failing to make up in time and affecting the consequences of the payment of public utilities. If Party B uses the air conditioner provided by Party A, the electricity fee of the air conditioner shall be converted according to the actual use of Party B and bear a reasonable difference, and shall be paid at the same time as the above electricity fee.

7.4 Party B shall lease the gas in the site. According to the regulations of the fire department, the gas pipeline shall not pass through the fire compartment. Party B shall report the construction by itself.

7. 5 Any conditions such as power outage, water cuts, and gas outage that are not caused by Party A may cause Party B to fail to use the leased property normally or fully. Under these circumstances, Party A shall not be liable to Party B for any compensation. If the government has given Party A an advance notice of the suspension of the supply of the above-mentioned utilities, Party A shall also give Party B the same possible advance notice as possible so that Party B can arrange and prepare.

7.6 During the lease period, if the parties dispute the use of the contract or the use of the leased property, Party B shall not refuse or suspend payment due to the actual use of the leased property on the grounds of the above dispute, regardless of whether the parties are in the process of negotiation or any dispute resolution procedure,cost.

7.7 During the lease term, Party B shall reasonably use and manage the facilities of water, electricity and natural gas in the leased house in accordance with the requirements of relevant laws and regulations, and ensure that the second lessee and its employees, employees, suppliers and contractors comply with relevant laws. Regulations. Otherwise, Party B shall be responsible for any loss, damage, or personal and property damage caused by Party A or any other person, and Party A shall not bear any responsibility.

7.8 If the government adjusts the public utility fee, Party B shall perform it unconditionally.

7.9 During the lease term, if the municipal planning changes, road construction or environmental changes surrounding the leased house affect the normal operation of Party B. Party B shall not require less or no lease fees for this reason.

Property Management

8.1 The property management company designated or entrusted by Party A shall be responsible for the management of the overall public facilities and facilities of the project as well as the security cleaning of the public areas; Party B shall be responsible for the daily maintenance of the cleaning, security, original equipment of Party A and the equipment and facilities of Party B's renovation. And other property management.

8.2 Party A shall be responsible for supervising the property management of the property management company designated or entrusted by Party A and coordinating the relationship between the property management company and Party B. Party A shall supervise and urge the maintenance work of the property company to be implemented in a timely manner, and shall not delay maintenance or repair. If Party A fails to perform or is in a position to perform the obligation to promptly implement the maintenance work of the property company, causing damage to Party B, Party A shall bear corresponding responsibility.

8.3 Party A needs to add temporary buildings or facilities to the lease for special reasons, or it is necessary to change the appearance or part of the appearance of the leased part (including but not limited to the exterior decoration, appearance and advertising space, signboards and other attachments of the building/crops, etc.) shall notify Party B in writing one month in advance without affecting the operation and use of Party B. Party B shall cooperate with the implementation.

8.4 Party B is responsible for the property management services within the scope of the lease and the relationship between Party A and the property management company entrusted by Party A. Party B shall perform good maintenance on the equipment and facilities within the lease to ensure that it is in good condition and in normal operation. Party A may regularly check and supervise the implementation of maintenance and repair of equipment and facilities by Party B. It may use on-site inspection, record, inquiry, etc., but Party A shall not affect Party B's normal business activities.

Decoration and Renovation of Leased Properties

9.1 Party B shall provide a complete construction renovation plan and construction schedule before entering the construction site. Party B shall carry out the interior decoration of the house according to the construction reconstruction plan approved by Party A and the property company entrusted by Party A (Annex XI of this contract). Separation, construction of equipment or alteration, and the modification of the installation shall comply with the approval of the relevant government departments.Party A provides an existing fire project acceptance report.

9.2 If Party B needs to carry out renovation, renovation or connection at any place outside the leased area, Party A shall submit a separate application to Party A. Party A shall reply to Party B within 7 working days. All design, drawings and construction plans of Party B shall be submitted to Party A for review and may be implemented with the consent of Party A.

9. 3During the lease term, Party A agrees that Party B may make adjustments to the second installation without changing the original property structure according to the use and operation needs of the leased property. Before the implementation of the renovation and renovation, Party B shall submit the decoration and transformation plan to Party A for reporting, and after Party A's written approval for the report, and report it to the government for approval according to the relevant laws, regulations and normative documents of the country and the location of the leased property. It can be implemented at the rear, and all the expenses and liabilities arising therefrom shall be borne by Party B.

9.4 Party B shall carry out renovation and renovation of the leased area in accordance with applicable laws, regulations and normative documents of the country and the place where the leased property is located. It shall not damage or endanger the construction structure of the leased property and the implementation of the equipment, and shall not damage other leases within the project and the interests of the household.

9.5 If Party B implements the renovation and renovation of the leased property as stipulated in this contract, involving the construction, decoration or renovation of the leased property building structure or the facilities and equipment provided by Party A, Party B and the property management company must obtain prior written consent. It also signed a renovation and construction agreement with Party A and the property management company, complied with the renovation and construction regulations formulated by the relevant property management company, and assumed the expenses and all responsibilities arising therefrom.

9.6 If Party B carries out renovation works in the leased property and the project involves fire protection, environmental protection and administrative pre-approval approval, Party B shall submit the construction plan to the relevant government administrative department for approval in its own name (but in the name of Party A) Party B shall be responsible for handling the application and obtaining the approval procedures. Party B shall not implement it without prior approval from the relevant government administrative department. If Party B reports that it has caused losses to Party A or a third party, Party B shall bear full responsibility. The defects and damages of the leased house caused by Party B's decoration shall not be exempted or transferred to Party A due to the approval of Party A and other third parties.

9.7 Party B confirms that it has conducted detailed inspection of the leased house before signing this contract, and receives the existing decoration and its ancillary facilities and equipment (hereinafter referred to as “original decoration”) in the leased house in the current status.

9.8 Before the commencement of the renovation, Party B shall insure all risks of construction and third party liability insurance in accordance with the relevant laws, regulations, rules and policies of the country where the Chinese state and the leased house are located, and the property company designated by Party A before entering the site. Sign the "Tenant Manual" and "Renovation Construction Management Regulations" and, as required, issue a written certificate to Party A with relevant insurance. Party B's obligation to insure under this contract shall not be waived by any arrangement in Party A's insurance coverage. Party A shall be set as one of the beneficiaries under the relevant policy purchased by Party B.

9.9 Party B's renovation and construction work shall comply with the Tenant Manual and the Renovation Construction Management Regulations and the relevant requirements of Party A.

9.10 Party B undertakes to keep the leased houses in good condition, clean, firm and suitable for use during the term of this contract. The relevant expenses shall be borne by Party B. This commitment shall apply to the entire interior of the rental house, to the rental of the house facade (including floor coatings and interior coatings or other decorative materials and bottom layers for walls, ceilings and ceilings) and other fixtures and attachments (including but not limited to all Doors, windows, electrical equipment, air conditioning units and pipelines).

9.11 Party A is responsible for repairing the structure of the leased house. If the repair is to be carried out two (2) days in advance, Party B shall notify Party B in writing and do not affect Party B's normal operation in the leased house. Party B shall actively assist and cooperate. Party B shall obstruct Party A, Party B shall be responsible for the consequences of the maintenance work. If the damage to the structure of the house is caused by Party B, Party B shall be responsible for the maintenance obligation.

9.12 At the expiration of the lease term or when the contract is terminated/terminated in advance, Party B shall restore the leased house to the rentable condition approved by Party A and the original cost shall be borne by Party B. Party B shall not damage the rental house when removing the added equipment (such as air conditioner)The house structure can only be returned to the leased house after Party A has accepted the approval. If Party B fails to comply with this regulation which causes Party A to carry out the repair work, any expenses or losses incurred by Party A shall be borne by Party B.

9. 13 After the completion, renovation and renovation of the leased house, if Party B needs to increase the use capacity of water, helium, natural gas, etc., Party B must be notified to Party A, and Party A shall fully cooperate with the full consideration of the technical and equipment conditions of the building. The relevant expenses (including but not limited to engineering fees, design fees, capacity increase fees, etc.) shall be borne by Party B.

Use of rental properties

10.1 From the date of actual delivery of the leased property, both parties shall perform maintenance and repair on the equipment and facilities in the management area. Party B shall take good care of and reasonably use the leased houses and ancillary facilities and equipment rented. If Party B causes damage to the leased house or ancillary facilities or equipment due to improper use, Party B shall immediately be responsible for repair or financial compensation.

10.2 During the lease term, Party B allows Party A to enter the leased property at a reasonable time to inspect the leased property and fire-fighting facilities and equipment, and perform necessary maintenance, maintenance and repair (except in emergency).

10.3 In case of emergency, Party B shall allow Party A or its personnel to enter the leased property for emergency repair and rescue, and Party A shall immediately notify Party B that Party A shall not bear the losses caused by proper entry.

Agreements on other venues and locations provided by Party A during the lease term

11.1 Party A gives Party B an advertising location in a prominent position (see Annex 12 for location).

11. 2 Party A confirms the façade advertising space used by Party B. It needs to be filed by Party A before the advertisement is released. The content of the publication cannot violate the relevant national laws and regulations, and cannot publish content that is not related to the operation of this project. Party B shall be responsible for the maintenance and maintenance of advertising facilities during the lease term to ensure safety and legality, and shall repair and replace it according to Party A's requirements. Otherwise, Party A shall have the right to take back the vast position and dismantle Party B's original advertising facilities, and the costs and losses shall be Party B bears.

11.3 Party A manages the project's peripheral plaza and parking lot. If Party B has any use requirements, it shall sign a relevant use agreement with Party A or the property company entrusted by Party A.

Transfer of leased property

12.1 Within the lease term, if Party A transfers the leased property, Party B voluntarily waives the right of first refusal.

12.2 Party A undertakes to transfer the property to a third Party during the lease term, and must notify Party B in writing three months in advance and ensure that Party A’s sale or transfer of the project does not affect Party B’s normal period of lease. The lease is used, and Party A is obliged to sign the agreement with the transferee of the property and Party B to accept the transfer of the rights and obligations of both parties.

Sublease during the lease term, Party B shall not:

13.1 Transfer or mortgage any of its rights in this contract to any third party.

13.2 Party B shall not sublease.

Return of leased property

14.1On the expiration of the lease term under this contract or the date of early termination/termination of this contract, Party B must restore the leased house to the conditions and conditions approved by Party A for rent, and Party B shall bear the expenses for the restoration of the original condition. At the same time, Party B shall evacuate all its personnel in time, and move all the property items and devices in the leased house out of the leased house and rented house to pay Party A the building to which Party belongs in accordance with the time limit of the contract cancellation date. If the house is not returned in accordance with the delivery conditions stipulated in this contract, Party B shall have the land occupation fee, and Party A has the right to open the door lock of the house and replace the door lock, move the movable item out of the house, and vacate the house. Party A is not responsible for the damage caused by this and the loss of Party B. For movable items, Party A has the right to charge the storage fee to Party B for two times the daily rent standard after moving out. After the items have been removed, Party A has the right to notify Party B to collect the goods in accordance with the notice stipulated in this contract: If Party B fails to collect the items within the time limit notified by Party A, Party B shall be deemed to have waived the ownership of the items, then Party A The right to sell, transfer, discard or otherwise dispose of the proceeds of such items in such manner as Party A deems appropriate to pay rent, liquidated damages, etc. For items and facilities that are not movable in the leased house, Party B fails to do so. If it is demolished, Party A has the right to dismantle it by itself. Party A shall bear the cost of reinstatement of the house and the notary fees and attorney fees (if any) incurred in the above process, and Party B shall not pay Party A within 15 days after the payment notice is issued in accordance with the notice stipulated in this contract. Party A has the right to deduct directly from the performance bond. If the performance bond is insufficient to compensate Party A for losses, Party A shall have the right to continue to recover the insufficient amount from Party B. If Party B moves away on the extension of one day, Party A shall still pay Party A to Party A according to the double standard of actual daily rent under this contract. The usage fee during the occupation period until Party A completely recovers the house.

14.2 Party B shall return the leased property and facilities in accordance with the standards stipulated in this contract (Annex 5), and the leased property and facilities shall be in a good and chaste state that can be used normally and leased.

14.3 The facilities and equipment installed by Party B during the lease period shall be owned by Party B, and Party B shall be responsible for the removal. If Party B has not removed its self-installed facilities and equipment after the “return period”, Party A has the right to dispose of it by itself, and Party B shall not be required to compensate Party B, and Party B shall also pay Party A the demolition fee.

14.4 Party B shall, in the course of fulfilling the above obligations of this Article, bear, resolve, deal with and lease the relationship between the actual users of the property, including but not limited to, in accordance with the time limit and requirements of this contract, to oblige the actual users to move away and retreat. The leased property shall be subject to the payment, compensation or compensation arising therefrom; Party B shall not object to Party A on the grounds of any request or claim made by the actual user, and shall not perform or fully perform the above obligations of this Article.

14.5 If Party B uses the leased property address as the place of registration of the company, branch or sales department, the transfer or cancellation of the place of registration shall be completed within 60 days after the expiration or termination of the lease term of this contract. If Party B fails to complete the cancellation registration formalities or relocation procedures of the business licenses and other licenses attached to the leased houses within sixty (60) days after the termination or termination of this contract, Party B shall pay two times the daily rent at the time of cancellation or termination to Party A to pay for any losses incurred by Party A.

Insurance

15.1 Party A shall insure and determine the corresponding type of insurance for the external structure of the building, the rental of the house, and its facilities and equipment. In the event of an insured event, the claim is based on the insurance company's regulations and Party B shall provide necessary assistance.

15.2 The scope of Party B's insurance coverage is: property insurance, and public liability insurance. The insurance costs shall be borne by Party B. If Party B fails to insure according to the above requirements, Party B shall bear the the costs of any damages occurred within the scope of the leased property.

15.3 Party B shall be responsible for purchasing all construction risks and third party liability insurance for the construction project of Party B during the renovation period.

15.4 Party B shall insure the following insurance for any personal injury or property damage in public areas caused by fire, flood or smoke, including but not limited to:

15.4.1 Public liability insurance covers any claims for personal injury, disability or death.

15.4.2 Property liability insurance covers property damage or damage.

15.4.3 Any insurance that covers the damage or risk of the fixtures, equipment or facilities of Party B and Party A in the rental house.

15.5 Party B shall submit a copy of the insurance purchased by Party A one month after the contract is signed. If Party B fails to insure in accordance with the above provisions, it shall bear all responsibility arising therefrom. If Party B causes any loss to Party A, Party B shall compensate in full.

Declarations and warranties

16.1 Party A shall sign, abide by and perform some or all of the contents, conditions and obligations under this contract, and declare and guarantee to Party B as follows:

16.1. 1 Party A is an independent legal person legally established in accordance with national laws. It has the qualifications to sign and perform the contract, and has the ability to fully perform this contract.

16.1.2 Prior to the signing of this contract, Party A has completed a complete reading of each clause of this contract in accordance with national laws and regulations, and all the words, sentences, terms, paragraphs and the meaning of the contract as a whole and its stated The legal rights and obligations are fully and accurately understood so that the contents of this contract can be expressed as true meanings.

16.1.3 Party A has obtained all necessary approvals and authorizations to enable it to sign, comply with and perform this contract effectively.

16.2 Party B shall sign and abide by and perform some or all of the contents, conditions and obligations under this contract, and declare and guarantee to Party A as follows:

16.2.1 Party B is an independent legal person legally established under the laws of China. It has the qualifications to sign and perform the contract and has the ability to fully perform this contract.

16. 2. 2 Party B's commitment to lease the leased property mentioned in this contract and carry out related commercial activities are completely approved by the administrative department for industry and commerce.Legal activities carried out within the scope of business.

16.2.3 Prior to the signing of this contract, Party B has completely read the terms and conditions of this contract in accordance with national laws and regulations, and the meanings of all the words, sentences, terms, paragraphs and the whole contract and the legal rights mentioned therein. The obligation is fully and accurately understood so that the content described in this contract is an expression of its true meaning.

16. 2. 4 As of the signing of this contract, Party B shall conduct on-the-spot investigation of the leased property site through the consultation with Party A on the contents of this contract, the review of relevant documents and information provided by Party A, and the personnel dispatched by Party A. Have a comprehensive, sufficient and accurate understanding of the facts and rights of the leased property, and accept and undertake to implement all the conditions described in this contract.

16. 2. 5 Party B has obtained all necessary approvals and authorizations to enable it to sign, comply with and perform this contract effectively,

16. 2. 6 Party B's signing, compliance and performance of this contract will not violate China's relevant laws and regulations including local regulations, Party B's articles of association and other internal regulations, and contracts between Party B and third parties.

16. 2.7 Party B promised to successfully open the business according to the agreed business operation on the agreed opening date.

16.3 The representations and warranties made by the parties in accordance with the above terms shall continue to be valid at the time of signing this contract and in the subsequent performance of the contract.

Party A's rights and obligations

17.1 During the lease term, Party A guarantees that Party A has full right to operate or lease the leased property leased to Party B, and Party B has the right to use the leased property within the lease term stipulated in this contract.

17.2 Without prejudice to the normal operation of Party B, Party A, Party A's representative or its authorized agent shall have the right to enter the leased property for necessary inspection and repair, and shall notify Party B in advance (except in emergency).

17.3 During the lease period, Party A shall maintain the relevant engineering acceptance of the leased property and buildings, and the load-bearing structure and various infrastructures shall be in a good and usable state.

17.4 Party A and the property management company designated by Party A shall perform the maintenance and maintenance responsibilities as stipulated in the contract.

17.5 During the lease period, if Party A sets the security interest or other rights and interests on the leased property, Party A shall notify Party B at least three months in advance.

17.6 Party A shall ensure that the leased property has a continuous and uninterrupted supply of technical conditions such as water and electricity that meet the requirements of full operation of Party B Studios.

17.7 In connection with the connection, alteration or removal of the water, electricity or drainage and sewage system of the building, Party A shall dispatch full-time engineering personnel to cooperate in order to complete the construction as soon as possible.

The rights and obligations of Party B

18.1 Party B promises to use the leased property as a commercial business premises, and strictly and continuously use the leased property in accordance with the laws and regulations of the country and the location of the leased property and the requirements of the property management as described in this contract.

18.2 Before opening the business, Party B shall handle all qualification certificates, business licenses, business licenses, etc. required for the operation of the leased property, and submit a copy of the relevant license to Party A for record within 7 working days after the completion of the transaction.

18.3 Party B completed the interior decoration and commencement of the leased property on time. Party B shall carry out the renovation project in accordance with the on-site management measures and management system formulated by Party A.

18.4 During the lease term, Party B shall use the leased property and buildings and all facilities and equipment reasonably. Without the written consent of Party A, Party B shall not be able to modify, move or damage any important part of the leased property in any way. If the leased property is damaged due to Party B's reasons, Party B shall promptly repair or compensate.

18.5 During the lease period, in addition to normal operations, Party B shall not install any vibration or noise that may exceed the relevant environmental protection regulations; or cause the leased property to be prone to fire or increase the risk of fire in the building; or an instrument that changes the insurance rate of the building. , machinery or equipment, or install any other items that are harmful or affect the safety of the leased property, otherwise, the consequences will be borne by Party B, causing Party A's loss, Party B shall compensate Party A for the loss.

18.6 Party B shall promptly notify Party A if there is a fire accident or any other emergency in the leased property building, or if the leased property and any fixtures and equipment of the leased property are defective.

18.7 During the contract lease period, if Party A sets the security interest in the leased property and the security right owner requests the lessee to issue a document certifying that the security interest is set on the leased property, Party B shall issue the certification documents in time. . Party B shall not use its right to use the leased property under this contract as a guarantee of any nature or content of any third party.

18.8 As the responsible person of fire safety for the leased property, Party B must strictly implement the relevant provisions of the Fire Protection Law, take full responsibilities for the fire safety work of the leased property, and arrange and regularly organize inspection, repair and maintenance of fire-fighting equipment as required. For details of specific fire safety responsibilities, see the Fire Safety Responsibility Letter.

18.9 Party B shall provide customer service for the goods it sells. Party B shall promptly resolve any complaints against Party B determined to be the responsibility of Party B in accordance with the relevant laws and regulations, and shall bear legal responsibility for any losses suffered by Party A and compensate Party A.

18.10 Party B hereby confirms that Party A has the right to change the name of any part of the building to which the leased building belongs at any time without affecting the normal operation of Party B within the lease term. Party A is not required to make any compensation to Party B for this purpose. make up. However, Party A shall inform Party B in writing and provide relevant proof of change for Party B's filing, operation and promotion.

18.11 If Party B promises to terminate the contract in advance due to Party B's reasons, it must notify Party A in writing one year in advance. Party A can sign the termination agreement after written approval.

18.12 If the catering business is operated in a leased house, Party B shall also abide by the following provisions:

18.12.1 Party B shall not store or use liquefied petroleum gas or other canned flammable or explosive gases in the leased house.

18. 12.2 Party B shall install the following catering equipment and facilities in accordance with the laws, regulations, rules, policies and the safety and hygiene requirements of the relevant departments of the country and the place where the leased houses are located, and keep such equipment and facilities in the process of use. The party is satisfied with the cleaning and application status, and the style and design of the equipment and facilities must be approved by Party A with prior written consent:

i. water wiper; ii. soot filter: weep. carbon water filter; iv. grease trap; v. middle oil well; vi. water spray folding canopy; vii. exhaust fan; stubborn. water supply and drainage system; ix. Sanitary equipment and facilities such as toilets; x. Other equipment and facilities required to be installed by Party A.

Party B shall provide Party A with any contract for the maintenance and repair of the equipment and facilities mentioned above. If Party B fails to comply with Party A’s maintenance requirements, Party A has the right to hire other professionals to provide such services, and all expenses incurred by Party A shall be borne by Party B.

18.12.3 Party B shall properly handle the waste produced as a result of its operation, which shall not negatively impact the building, third parties, public spaces and public environment. If Party B violates this provision, it shall reimburse any losses or expenses, including but not limited to litigation and lawyer fees, incurred by Party A or third parties as a result of such violation.

18. 12.4 Party B shall be responsible for handling the garbage generated in the leased house and paying the fee to transport the garbage to the place designated by Party A.

18. 12.5 If Party B may produce dirty, foul-smelling and extremely indecent garbage when preparing food, Party B shall not carry out the work in the rental house.

18. 12.6 Party B shall take effective measures to disinfect and eliminate the rented houses on a regular basis to prevent the occurrence of cockroaches, parasites and rats.

18. 12.7 Party B shall take effective and reasonable measures within the leased house to strictly enforce the provisions of the government of the country where the country is located and the place where the leased house is located. Any complaints or claims arising from smoking in a rental house shall be handled and accountable by Party B.

18. 12. 8 Party B shall issue an official invoice in accordance with the law in the course of its operation. If Party B violates the laws and regulations governing invoice management, Party A has the right to request Party B to correct within the specified time.

18. 12.9 Party B shall ensure that the equipment management company entrusted by Party A or the property management company entrusted by Party A can enter the equipment room in the leased house normally without affecting the normal operation of Party B, so as to protect the equipment and facilities of the shopping mall. In normal operation, Party B shall bear the losses and liabilities caused by Party B's failure to comply with the above-mentioned agreement.

18.13 Party B is responsible for renting security work within the house and is responsible for the safety of the leased house.

Dissolution and Termination of Contract

19.1 If Party B requests to terminate the contract in advance due to business reasons, Party B shall notify Party A in writing at least 12 months in advance, and within 12 months from the date of Party A’s written notice of termination of the contract, Party B shall strictly perform but not It is limited to paying various contractual obligations such as rental fees on time. After obtaining the written consent of Party A and Party B shall pay Party A an additional compensation for the cancellation of the contract (recovery of the compensation = the current month's rental fee at the time of termination of the contractX12 ), this contract shall expire after 12 months from the date of receipt of written notice released of termination of the contract by Party A.

Liability for breach of contract

20.1 If either party fails to perform its obligations under this contract or the promises or guarantees made under this contract are untrue or have major omissions, the party (hereinafter referred to as the “defaulting party”) shall be deemed to be in breach of contract and the defaulting party shall one party (hereinafter referred to as “the observant party”) shall be liable for breach of contract and compensate the observant party for economic losses. The liability for breach of contract as stipulated in this contract shall be deemed cumulative and shall not constitute an obstacle for either party to defend its rights or seek additional remedies.

20.2 If Party B defaults, Party A or the property management company designated by Party A has the right to notify Party B in writing in advance and ask Party B to correct the breach of contract. If Party B still fails to correct after 15 days, Party A has the right to stop the service and/or supply of power, air-conditioning, water, telephone, internet and/or other facilities of the leased house, and all the related expenses ( Including the re-connection fee and the expenses will be paid by Party B, and may be recovered from Party B as a debt by Party A or the property management company entrusted by Party A, or deducted from the performance bond paid by Party B. Once written notice of the service and/or supply of electricity, air-conditioning, water, telephone, internet and/or other facilities to stop the rental of the house is issued, its effectiveness continues until Party B pays the amount due (including but not limited to the rental fee, promotion The fee, water fee, electricity fee, gas fee, liquidated damages, and the cost of re-connecting the facilities. If Party B has not corrected it after 30 days, Party A has the right to unilaterally terminate the contract and recover the house. Party B shall compensate Party A for all losses suffered by Party A and pay Party A a penalty of 30% of the total rent. The performance bond shall not be returned.

20.3 If the sub-tenant suffers losses as a result of Party A's breach of contract with Party B's breach of contract, the Party B shall be liable. If Party A is liable to the sub-tenant for compensation, Party A has the right to recover from Party B. The scope of Party A's recovery includes, but is not limited to, the compensation paid by A to the sub-tenant, the interest of the compensation calculated according to the same period of the People's Bank of China, the legal fees, and the legal fees.

20.4 After the breach of contract by either party, the other party shall take appropriate measures to prevent the expansion of the loss, and the reasonable expenses incurred for preventing the loss from expanding shall be borne by the defaulting party.

20.5 If Party A breaches the contract, Party B has the right to notify Party A in writing and ask Party A to correct the breach of contract. If Party A still fails to correct after 15 days, Party B has the right to suspend the payment until Party A corrects the breach of contract. If Party B’s breach of contract causes Party B’s economic loss, Party A shall compensate for the loss.

Force majeure

21.1 “Force Majeure” means an event that is not within the control of either party and whose occurrence and consequences cannot be prevented and is unavoidable, including but not limited to the following events:(1) declared or undeclared war, state of war, civil war, local unrest, blockade, embargo, government ban, general mobilization or other government actions;(2) Events caused by floods, typhoons, hurricanes, tsunamis, landslides, floor heating, explosions, plagues or epidemics, and other natural factors.

21.2 Any party that fails to perform part or all of the contract due to force majeure events shall not be deemed to be in breach of contract. However, the affected party shall take all necessary remedial measures to the extent possible to reduce the losses caused by the force majeure event and resume the performance immediately after the impact of the force majeure event disappears.

21.3 In case of force majeure, the event shall be notified to the other party in writing as soon as possible, and within 30 days after the incident, report to the other party stating that the contract cannot be performed or partially failed to perform and the reasons for the extension are required.

Confidentiality and prohibition of commercial bribery

22.1 The parties undertake to disclose the confidentiality obligations of the contents of this Agreement, all the information provided by one party and the other party's trade secrets obtained in the course of the performance of this Agreement, and shall not disclose to any third party in any form (due to the performance of the government department's filing, approval, and administration) Except for permission, unless such information or information is properly known to the public. If a party violates the provisions of this article, it will be required to pay a penalty of RMB 10,000 yuan. If the actual loss is caused to the other party, it shall also be liable for compensation.

22.2 During the contract period, Party A and Party B shall not directly or indirectly give any other form of bribe (including any form of gifts, rebates and special discounts) to the employees related to this contract item for any reason, otherwise it shall be regarded as a serious breach of contract by the bribe party.

22.3 Either party shall cause itself, its employees, authorized representatives, etc. to comply with the above confidentiality obligations.

Notice

23.1 Any notice or other contact documents issued by any party in accordance with the requirements of this contract shall be sent to the other party at the following address by means of a special person, registered (postage prepaid) letter or courier service, and the fax may be used as an auxiliary delivery method, but It must be supplemented by the above-mentioned agreement afterwards. The date on which the notice is deemed to be effective is determined as follows, unless the recipient expressly acknowledges that it has been received within the following period or has other evidence that the notice has been served on the following period.

(1) A notice submitted by a person shall be deemed to be validly delivered on the date of delivery of the person:

(2) A notice issued by registered mail (postage prepaid) shall be deemed to be validly served on the date of receipt;

(3) The notice sent by the delivery service is deemed to be validly delivered on the date of receipt.

The mailing addresses of both parties are as follows:

Party A: Shenyang Shida Logistics Co., Ltd.

Address:

Zip code:

Contact number:

Party B: Leaping Media Group Co., Ltd.

Address:

Zip code:

Contact number:

23.2 Party B confirms that the address of the rental property is a valid address of Party B. If Party A is unable to give proper notice to Party B at the address set forth in Clause 23.1, Party A shall have the right to put its notice on the wall or windows of the rental property, and Party B is deemed to have received notice once such actions are taken.

Legal application and dispute resolution

24.1 The conclusion, validity, interpretation, performance and settlement of disputes shall be governed by the laws of the People's Republic of China (except for the purposes of this contract, excluding laws and regulations of Hong Kong, Macao Special Administrative Region and Taiwan).

24.2 Due to the dispute arising from the performance of this contract, the two parties shall first settle the dispute through friendly negotiation. If it is not resolved through friendly negotiation, any party shall have the right to submit the dispute to the people's court of jurisdiction where the leased property is located. Before the ruling takes effect, this contract shall continue in addition to the disputed matters.

Others

25. 1 In the event that the contract is not completed, the supplementary terms, attachments and memorandum documents may be entered into by both parties. The supplemental terms, attachments and memorandum documents of this contract are inseparable parts of this contract and have the same legal effect. The above documents shall be valid only after they have been signed by the authorized representatives of both parties and stamped with the official seal.

25.2 The invalidity of any provision of this contract does not affect the validity of other terms and other parts of this contract.

25.3 This contract shall become effective after the official seal (or contract special seal) is affixed by both Party A and Party B.

25.4 This contract is accompanied by the attached six copies, Party A is responsible for three copies, and Party B is responsible for three copies, which have the same legal effects.

Party A: Shenyang Shida Logistics Co., Ltd.
By:	/s/Bai Jinan
Date: March 31, 2019

Party B: Leaping Media Group Co., Ltd.
By:	/s/Wang Di
Date: March 31, 2019